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                                                                    EXHIBIT 10.9

                                 PROMISSORY NOTE

$905,000                                                            July 5, 2006


                  FOR VALUE RECEIVED, All American Plazas, Inc., a Pennsylvania corporation, (the "Borrower") hereby promises to pay to the order of Able Energy, Inc. (the "Lender"), the principal sum of Nine Hundred Five Thousand Dollars ($9055,000) payable in accordance with the provisions of that certain Loan Agreement of even date hereof between the Borrower and the Lender (the "Loan Agreement").

                  The Borrower shall pay interest on the unpaid principal balance hereof at the rate of ten and a quarter percent per annum (10.25%) per annum. The entire principal amount due hereunder together with all accrued interest thereon shall be paid in the manner set forth in the Loan Agreement.

                  The Borrower shall have the right to prepay the amount of this note at any time without penalty.

                  The principal amount of this Note may be reduced in accordance with the terms of the Loan Agreement upon the exercise of the option granted thereunder to the Lender.

                  Borrower (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note, and
(iii) consents to any one or more extensions or postponements of time of payment, release surrender or substitution of collateral security or forbearance or other indulgence without notice or consent. The pleading of any statute of limitations as a defense to any demand against Borrower is expressly hereby waived.

                  This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged. The Borrower hereby authorizes the Lender to complete this Note and any particulars relating thereto according to the terms of the indebtedness evidenced hereby.

                  This Note shall be governed by and construed in accordance with the laws of the State of New Jersey and shall be binding upon the successors, assigns, heirs, administrators and executors of the Borrower and inure to the benefit of the Lender, its successors, assigns, heirs, administrators and executors. The Borrower hereby irrevocably consents to the jurisdiction of the State Courts of the State of New Jersey and the United States District Courts situated in New Jersey in connection with any action or proceeding arising out of or relating to this Note. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

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                  In the event this Note shall not be paid promptly in
accordance with its terms, Borrower shall pay all costs of enforcement and collection thereof, including but not limited to, reasonable attorneys' fees and expenses.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Note as of the date first written above.

                                            ALL AMERICAN PLAZAS, INC.


                                            By: s/Richard Mitstifer
                                               -------------------------
                                               Richard Mitstifer,
                                               President